UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   November 15, 2012

CHINA NORTHERN MEDICAL DEVICE, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

70 Daxin Road, Daowai District

Harbin City, Heilongjiang Province

People’s Republic of China

 (Address of Principal Executive Offices)(Zip Code)

(+86) 451- 8228-0845

 (Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 15, 2012, China Northern Medical Device, Inc. (the “Company”) determined that the financial statements in its Quarterly Report on Form 10-Q for the period ended September 30, 2012 (the “Form 10-Q”) were incomplete and could not be relied upon.  The Form 10-Q containing incomplete financial statements was filed in error. The Company’s Board of Directors discussed the filing of this Form 8-K under Item 4.02(a) with its independent accountant.

The following is a summary of the anticipated restatements:

1.	The “Assets “and “Liabilities and Shareholders’ Equity” in Item 1 “Financial Statements” of Part I “Financial Information” have been adjusted to reflect the correct figures as the three months ended September 30, 2012.

2.	The “Decrease in Accounts Payable and Accrued Expenses,” “Loans from Shareholders,” “Net Cash Provided by Financing Activities,” “Increase (Decrease) in Cash,” and “Cash at End of Period” in Item 1 “Financial Statements” of Part I “Financial Information” have been adjusted to reflect the correct figures as of the three months ended September 30, 2012 and the Period March 26, 2007 (inception) through September 30, 2012.

3.	We have revised the dates in Note 1, Note 3, and Note 5 in Item 1 “Financial Statements” of Part I “Financial Information” to reflect the correct dates as of the date of the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA NORTHERN MEDICAL DEVICE, INC.

Date: December 11, 2012	By:	/s/ Jinzhao Wu
Jinzhao Wu
Chief Executive Officer and Chief Financial Officer
(Duly Authorized Officer, Principal Executive Officer and Principal Financial Officer)